EXHIBIT 10.6

_____________________________________________________

First Lien Pari Passu Intercreditor Agreement

_____________________________________________________

dated as of June 12, 2025

among

Acquiom Agency Services LLC, as Initial First Lien Agent,

Acquiom Agency Services LLC, as Initial Additional First Lien Agent,

___________________,

and

Zapata Computing Holdings Inc.,

Zapata Computing, Inc.,

and the other Grantors party hereto.

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		21
Section 5.10	Notices	21
Section 5.11	Further Assurances	21
Section 5.12	Successors And Assigns	21
Section 5.13	Authorization	21
Section 5.14	No Third-Party Beneficiaries	21
Section 5.15	No Indirect Actions	21
Section 5.16	Counterparts	22
Section 5.17	Original Grantors; Additional Grantors	22
Section 5.18	Additional First Lien Obligations2	22

EXHIBITS

Exhibit A	-	Form of Joinder Agreement (Additional First Lien Debt / Replacement Credit Agreement)
Exhibit B	-	Form of Additional First Lien Debt / Replacement Credit Agreement Designation
Exhibit C	-	Form of Joinder Agreement (Additional Grantors)

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This FIRST LIEN PARI PASSU INTERCREDITOR (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 12, 2025, by and among ACQUIOM AGENCY SERVICES LLC, as collateral agent for the holders of the Initial First Lien Obligations defined below (in such capacity, together with its successors and assigns in such capacity, the “Initial First Lien Agent”), _______________ as the holder of certain pre-existing indebtedness of the Borrowers pursuant to the Initial First Lien Credit Agreement (as defined below) (the “Prior Holder”), ACQUIOM AGENCY SERVICES LLC, as collateral agent for the holders of the Initial Additional First Lien Obligations defined below (in such capacity, together with its successors and assigns in such capacity, the “Initial Additional First Lien Agent”), and each Additional First Lien Agent from time to time party hereto, and acknowledged and agreed to by Zapata Computing Holdings Inc., a Delaware corporation (“SPA Borrower”), Zapata Computing, Inc., a Delaware corporation and wholly-owned Subsidiary of SPA Borrower (“NPA Borrower” and together with the SPA Borrower, the “Borrowers”), and the other Grantors signatory hereto. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.

NPA Borrower, the Investors (as defined therein) party thereto, and the Initial First Lien Agent have entered into that certain Senior Secured Note Purchase Agreement, dated as of December 15, 2023 (the “Initial First Lien Credit Agreement”) pursuant to which NPA Borrower has sold and issued certain Notes (as defined therein) to the Investors (including the Prior Holder).

SPA Borrower, the Purchasers (as defined therein) party thereto, and the Initial Additional First Lien Agent have entered into that certain Securities Purchase Agreement, dated as of the date hereof (the “Initial Additional First Lien Credit Agreement”) pursuant to which SPA Borrower has sold and issued certain Notes (as defined therein) to the Purchasers.

NPA Borrower has agreed to cause certain current and future Subsidiaries of NPA Borrower (the “NPA Guarantor Subsidiaries”) to guarantee NPA Borrower’s Obligations under the Initial First Lien Credit Agreement. The Initial First Lien Obligations are secured by Liens on substantially all the assets of NPA Borrower and the NPA Guarantor Subsidiaries.

SPA Borrower agreed to cause certain current and future Subsidiaries of SPA Borrower (the “SPA Guarantor Subsidiaries” and together with the NPA Guarantor Subsidiaries, the “Guarantor Subsidiaries”) to guarantee SPA Borrower’s Obligations under the Initial Additional First Lien Credit Agreement. The Initial Additional First Lien Obligations are secured by Liens on substantially all the assets of SPA Borrower and the SPA Guarantor Subsidiaries.

Each of NPA Borrower, SPA Borrower, each Guarantor Subsidiary, and each other Person that executes and delivers a First Lien Collateral Document as a “grantor” or “pledgor” (or the equivalent) is referred to herein as a “Grantor”.

The Parties desire to set forth in this Agreement their rights and remedies with respect to the Shared Collateral securing the First Lien Obligations.

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Initial First Lien Agent (for itself and on behalf of each other Initial First Lien Claimholder), the Initial Additional First Lien Agent (for itself and on behalf of each other Initial Additional First Lien Claimholder) and each Additional First Lien Agent (in each case, for itself and on behalf of the Additional First Lien Claimholders of the applicable Series), intending to be legally bound, hereby agrees as follows:

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Article I.

DEFINITIONS

Section 1.1	Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Agent” means each of the Initial Additional First Lien Agent and, with respect to each Series of Additional First Lien Obligations that becomes subject to the terms of this Agreement after the date hereof, the Person serving as collateral agent (or the equivalent) for such Series of Additional First Lien Obligations and named as such in the applicable Joinder Agreement delivered pursuant to Section 5.18 hereof, together with its successors from time to time in such capacity.

“Additional First Lien Agreement” means any indenture, notes, credit agreement or other agreement, document or instrument, including the Initial Additional First Lien Agreement, pursuant to which any Grantor has or will incur Additional First Lien Obligations; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional First Lien Obligations) has been designated as Additional First Lien Obligations pursuant to and in accordance with Section 5.18. For avoidance of doubt, the Initial First Lien Credit Agreement shall not constitute an Additional First Lien Agreement hereunder.

“Additional First Lien Claimholder” means the holders of any Additional First Lien Obligations and any First Lien Agent with respect thereto, and shall include the Initial Additional First Lien Claimholders.

“Additional First Lien Collateral Documents” means the “Security Agreement” or similar term (in each case as defined in the applicable Additional First Lien Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Additional First Lien Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), and shall include the Initial Additional First Lien Collateral Documents.

“Additional First Lien Documents” means, with respect to the Initial Additional First Lien Obligations or any other Series of Additional First Lien Obligations, the Additional First Lien Agreements and Additional First Lien Collateral Documents applicable thereto and each other agreement, document and instrument providing for or evidencing any other Additional First Lien Obligation, and shall include the Initial Additional First Lien Documents; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional First Lien Obligations) has been designated as Additional First Lien Obligations pursuant to and in accordance with Section 5.18 hereto.

“Additional First Lien Obligations” means, with respect to any Series of Additional First Lien Obligations, all Obligations of the Grantors under

(a) the Additional First Lien Agreement and the other Additional First Lien Documents of such Series,

(b) the guaranties by the applicable Grantors of the Obligations under the Additional First Lien Documents of such Series, and

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(c) any other agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing.

The term “Additional First Lien Obligations” includes all Initial Additional First Lien Obligations. Notwithstanding any other provision hereof, the term “Additional First Lien Obligations” will include, with respect to any Series of First Lien Obligations, all accrued interest, fees, costs, and other charges incurred under the Additional First Lien Agreement and the other Additional First Lien Documents of such Series, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Additional First Lien Obligations of any Series (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred. For avoidance of doubt, the Initial First Lien Obligations shall not constitute Additional First Lien Obligations hereunder.

“Affiliate” means, for a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person. For these purposes, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” has a correlative meaning.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Agent” means (i) until the earlier of (x) the Discharge of the Initial First Lien Obligations and (y) the Non-Controlling Agent Enforcement Date, the Initial First Lien Agent and (ii) from and after the earlier of (x) the Discharge of the Initial First Lien Obligations and (y) the Non-Controlling Agent Enforcement Date, the Major Non-Controlling Agent.

“Bankruptcy Case” has the meaning set forth in Section 2.5(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state, or foreign bankruptcy, insolvency, receivership, or similar law affecting creditors’ rights generally.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Collateral” means all assets and properties subject to, or purported to be subject to, Liens created pursuant to any First Lien Collateral Document to secure one or more Series of First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder.

“Controlling Claimholders” means, at any time, the Series of First Lien Claimholders whose First Lien Agent is the Applicable Agent at such time.

“Default” means a “Default” (or similarly defined term) as defined in any First Lien Document.

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“Designation” means a designation of Additional First Lien Debt in substantially the form of Exhibit B attached hereto.

“DIP Financing” has the meaning set forth in Section 2.5(b).

“DIP Financing Liens” has the meaning set forth in Section 2.5(b).

“DIP Lenders” has the meaning set forth in Section 2.5(b).

“Discharge” means, with respect to any Series of First Lien Obligations, except to the extent otherwise provided in Section 2.6 and in the definition of “Discharge of Initial First Lien Obligations”,

(a) payment in full in cash of the principal of and interest (including interest, fees, and expenses accruing on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not such interest, fees, and expenses would be allowed in the proceeding) on all outstanding Indebtedness included in the First Lien Obligations of such Series,

(b) payment in full in cash of all other First Lien Obligations of such Series that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time), and

(c) termination or expiration of any commitments to extend credit that would be First Lien Obligations of such Series, and

The term “Discharged” shall have a corresponding meaning.

“Discharge of Initial First Lien Obligations” means, except to the extent otherwise provided in Section 2.6, the Discharge of the Initial First Lien Obligations; provided that the Discharge of Initial First Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of such Initial First Lien Obligations with a credit agreement, loan agreement or other debt facility secured by Collateral which has been designated in writing by the First Lien Agent (under the credit agreement, loan agreement or other debt facility which has Refinanced such Initial First Lien Obligations) and the NPA Borrower, in each case, to each other First Lien Agent as the “Initial First Lien Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any First Lien Document.

“First Lien Agent” means (i) in the case of any Initial First Lien Obligations, the Initial First Lien Agent, (ii) in the case of any Initial Additional First Lien Obligations, the Initial Additional First Lien Agent and (iii) the Additional First Lien Agent with respect to each other Series of Additional First Lien Obligations.

“First Lien Claimholders” means, collectively, (i) the Initial First Lien Claimholders, (ii) the Initial Additional First Lien Claimholders and (iii) the Additional First Lien Claimholders with respect to each other Series of Additional First Lien Obligations.

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“First Lien Collateral Documents” means, collectively, (i) the Initial First Lien Collateral Documents, (ii) the Initial Additional First Lien Collateral Documents and (iii) each other Additional First Lien Collateral Document.

“First Lien Documents” means, collectively, (i) the Initial First Lien Documents, (ii) the Initial Additional First Lien Documents and (iii) each other Additional First Lien Document.

“First Lien Obligations” means, collectively, (i) the Initial First Lien Obligations, (ii) the Initial Additional First Lien Obligations and (iii) each other Series of Additional First Lien Obligations.

“Governmental Authority” means any federal, state, municipal, national, or other government, governmental department, commission, board, bureau, court, agency, or instrumentality, or political subdivision thereof, or any entity or officer exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” has the meaning set forth in the Preamble.

“Impairment” has the meaning set forth in Section 2.1(b)(ii).

“Indebtedness” means indebtedness in respect of borrowed money.

“Initial First Lien Agreement” has the meaning set forth in the Preamble.

“Initial First Lien Claimholders” means the holders of any Initial First Lien Obligations, including the “Secured Parties” as defined in the Initial First Lien Collateral Documents and the Initial First Lien Agent.

“Initial Credit Agreement Collateral Documents” means the “Security Agreement” (as defined in the Initial First Lien Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Initial First Lien Obligations or to perfect such Lien.

“Initial First Lien Documents” means the Initial First Lien Credit Agreement, each Initial First Lien Collateral Document and the other “Transaction Documents” (as defined in the Initial First Lien Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any other Initial First Lien Obligation.

“Initial First Lien Obligations” means all Obligations of the Grantors under:

(a) the Initial First Lien Credit Agreement and the other Initial First Lien Documents,

(b) the guaranties by the applicable Grantors of the Obligations under the Initial First Lien Documents, and

(c) any other agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing.

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Notwithstanding any other provision hereof, the term “Initial First Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Initial First Lien Credit Agreement and the other Initial First Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Initial First Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Initial First Lien Agent” has the meaning set forth in the Preamble.

“Initial Additional Collateral Agent” has the meaning set forth in the Preamble.

“Initial Additional Collateral Documents” means the “Security Agreement” (as defined in the Initial Additional First Lien Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Initial Additional First Lien Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Initial Additional First Lien Agreement” has the meaning set forth in the Preamble.

“Initial Additional First Lien Claimholders” means the holders of any Initial Additional First Lien Obligations, including the “Secured Parties” as defined in the Initial Additional First Lien Collateral Documents and the Initial Additional Collateral Agent.

“Initial Additional First Lien Documents” means the Initial Additional First Lien Agreement, each Initial Additional Collateral Document and each of the other agreements, documents and instruments providing for or evidencing any other Initial Additional First Lien Obligations, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Initial Additional First Lien Obligations” means all Obligations of the Grantors under

(a) the Initial Additional First Lien Agreement and the other Initial Additional First Lien Documents,

(b) the guaranties by the applicable Grantors of the Obligations under the Initial Additional First Lien Documents, and

(c) any other agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing.

Notwithstanding any other provision hereof, the term “Initial Additional First Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Initial Additional First Lien Agreement and the other Initial Additional First Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Initial Additional First Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

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“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or other applicable Bankruptcy Law with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its property;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Intervening Creditor” has the meaning set forth in Section 2.1(b)(i).

“Joinder Agreement” means a document in the form of Exhibit A to this Agreement required to be delivered by a First Lien Agent to each other First Lien Agent pursuant to Section 5.18 of this Agreement in order to create an additional Series of Additional First Lien Obligations or a Refinancing of any Series of First Lien Obligations and bind First Lien Claimholders hereunder.

“Lien” means any lien (including, without limitation, judgment liens and liens arising by operation of law, subrogation, or otherwise), mortgage or deed of trust, pledge, hypothecation, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof), and any option, call, trust, U.C.C. financing statement, or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“Major Non-Controlling Agent” means the First Lien Agent of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional First Lien Obligations. For purposes of this definition, if there are two outstanding Series of Additional First Lien Obligations which have an equal outstanding principal amount, the Series of Additional First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount.

“Non-Controlling Claimholders” means the First Lien Claimholders which are not Controlling Claimholders.

“Non-Controlling Agent” means, at any time, each First Lien Agent that is not the Applicable Agent at such time.

“Non-Controlling Agent Enforcement Date” means, with respect to any Non-Controlling Agent, the date which is 180 days (throughout which 180 day period such Non-Controlling Agent was the Major Non-Controlling Agent) after the occurrence of both (i) an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Agent is the First Lien Agent) and (ii) each First Lien Agent’s receipt of written notice from such Non-Controlling Agent certifying that (x) such Non-Controlling Agent is the Major Non-Controlling Agent and that an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Agent is the First Lien Agent) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Agent is the First Lien Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First Lien Documents; provided that the Non-Controlling Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Applicable Agent has commenced and is diligently pursuing any enforcement action with respect to Shared Collateral, (2) at any time the Grantor that has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) if such Non-Controlling Agent subsequently rescinds or withdraws the written notice provided for in clause (ii).

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“Obligations” means all obligations of every nature of a Person owed to any obligee under an agreement, whether for principal, interest, or payments for early termination, fees, expenses, indemnification, or otherwise, and all guaranties of any of the foregoing, whether absolute or contingent, due or to become due, now existing or hereafter arising, and including interest, expenses, and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses, and fees are allowed claims in such proceeding.

“Party” means a party to this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, business trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Proceeds” has the meaning set forth in Section 2.1(a).

“Refinance” means, for any Indebtedness, to refinance, replace, refund, or repay, or to issue other Indebtedness in exchange or replacement for such Indebtedness in whole or in part, whether with the same or different lenders, agents, or arrangers. “Refinanced” and “Refinancing” have correlative meanings.

“Replacement Agent” has the meaning set forth in Section 5.18.

“Replacement Obligations” has the meaning set forth in Section 5.18.

“Series” means (a) with respect to the First Lien Claimholders, each of (i) the Initial First Lien Claimholders (in their capacities as such), (ii) the Initial Additional First Lien Claimholders (in their capacities as such), and (iii) the Additional First Lien Claimholders (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by the same First Lien Agent acting in the same capacity and (b) with respect to any First Lien Obligations, each of (i) the Initial First Lien Obligations, (ii) the Initial Additional First Lien Obligations, and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by the same First Lien Agent acting in the same capacity.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective First Lien Agents on behalf of such holders) hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien at such time. For the avoidance of doubt, the SPA Borrower has not granted any security interests to the Initial First Lien Agent, and the Collateral granted by SPA Borrower to the Initial Additional First Lien Agent is not Shared Collateral. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time.

“Subsidiary” means, with respect to any Person, a corporation or other entity a majority of whose voting stock is directly or indirectly owned or controlled by the Person. For these purposes, “voting stock” of a Person means securities or other ownership interests of the Person having general power under ordinary circumstances to vote in the election of the directors, or other persons performing similar functions, of the Person. References to a percentage or proportion of voting stock refer to the relevant percentage or proportion of the votes entitled to be cast by the voting stock.

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“U.C.C.” means the Uniform Commercial Code (or any similar legislation) as in effect in any applicable jurisdiction.

Section 1.2	Usages.

Unless otherwise stated or the context clearly requires otherwise:

Agents. References to any First Lien Agent will refer to such First Lien Agent acting on behalf of itself and on behalf of all of the other First Lien Claimholders of the Series for which it is acting. Actions taken by any First Lien Agent pursuant to this Agreement are meant to be taken on behalf of itself and the other First Lien Claimholders of the Series for which it is acting.

Singular and plural. Definitions of terms apply equally to the singular and plural forms.

Masculine and feminine. Pronouns will include the corresponding masculine, feminine, and neuter forms.

Will and shall. “Will” and “shall” have the same meaning.

Time periods. In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until,” and “ending on” (and the like) mean “to but excluding.”

When action may be taken. Any action permitted under this Agreement may be taken at any time and from time to time.

Time of day. All indications of time of day mean New York City time.

Including. “Including” means “including, but not limited to.”

Or. “A or B” means “A or B or both.”

Statutes and regulations. References to a statute refer to the statute and all regulations promulgated under or implementing the statute as in effect at the relevant time. References to a specific provision of a statute or regulation include successor provisions. References to a section of the Bankruptcy Code also refer to any similar provision of any other Bankruptcy Law.

Agreements. References to an agreement (including this Agreement) refer to the agreement as amended at the relevant time.

Governmental agencies and self-regulatory organizations. References to a governmental or quasi-governmental agency or authority or a self-regulatory organization include any successor agency, authority, or self-regulatory organization.

Section references. Section references refer to sections of this Agreement. References to numbered sections refer to all included sections. For example, a reference to section 2 also refers to sections 2.1, 2.1(a), etc. References to a section or article in an agreement, statute, or regulation include successor and renumbered sections and articles of that or any successor agreement, statute, or regulation.

Successors and assigns. References to a Person include the Person’s permitted successors and assigns.

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Herein, etc. “Herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement in its entirety and not to any particular provision.

Assets and property. “Asset” and “property” have the same meaning and refer to both real and personal, tangible and intangible assets and property, including cash, securities, accounts, and general intangibles.

Article II.

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

Section 2.1	Priority of Claims.

(a) Anything contained herein or in any of the First Lien Documents to the contrary notwithstanding (but subject to Section 2.1(b)), if an Event of Default has occurred and is continuing, and the Applicable Agent is taking action to enforce rights in respect of any Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Claimholder receives any payment pursuant to any intercreditor agreement (other than this Agreement) or otherwise with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any Shared Collateral received by any First Lien Claimholder or received by the Applicable Agent or any First Lien Claimholder pursuant to any such intercreditor agreement or otherwise with respect to such Collateral and proceeds of any such distribution to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) or otherwise (all proceeds of any sale, collection or other liquidation of any Collateral comprising Shared Collateral and all proceeds of any such distribution and any proceeds of any insurance covering the Shared Collateral received by the Applicable Agent and not returned to any Grantor under any First Lien Document being collectively referred to as “Proceeds”), shall be applied by the Applicable Agent in the following order:

(i) FIRST, to the payment of all amounts owing to each First Lien Agent (in its capacity as such) secured by such Shared Collateral, including all reasonable costs and expenses incurred by each First Lien Agent (in its capacity as such) in connection with such collection or sale or otherwise in connection with this Agreement, any other First Lien Document or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First Lien Document and all fees and indemnities owing to each such First Lien Agent, ratably in accordance with the amounts payable to it pursuant to this clause FIRST;

(ii) SECOND, subject to Section 2.1(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to each First Lien Agent for the payment in full of the other First Lien Obligations of each Series secured by such Shared Collateral and, if the amount of such Proceeds are insufficient to pay in full the First Lien Obligations of each Series so secured then such Proceeds shall be allocated among the First Lien Agents of each Series secured by such Shared Collateral ratably according to the amounts of such First Lien Obligations owing to each such respective First Lien Agent and the other First Lien Claimholders represented by it, for distribution by such First Lien Agent in accordance with its respective First Lien Documents; and

(iii) THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

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If, despite the provisions of this Section 2.1(a), any First Lien Claimholder shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.1(a), such First Lien Claimholder shall hold such payment or recovery in trust for the benefit of all First Lien Claimholders for distribution in accordance with this Section 2.1(a).

(b) (i) Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Claimholder) has a Lien that is junior in priority to the Lien of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(i) In furtherance of the foregoing and without limiting the provisions of Section 2.3, it is the intention of the First Lien Claimholders of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Claimholders of any other Series) (1) bear the risk of any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations and (2) not take into account for purposes of this Agreement the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (1) or (2) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.1) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

(c) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then existing First Lien Documents and subject to any limitations set forth in this Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.1(a) or the provisions of this Agreement defining the relative rights of the First Lien Claimholders of any Series.

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the First Lien Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 2.1(b)), each First Lien Claimholder hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

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Section 2.2	Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) Notwithstanding Section 2.1, (i) only the Applicable Agent shall act or refrain from acting with respect to Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral), (ii) the Applicable Agent shall not follow any instructions with respect to any Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Agent or any other First Lien Claimholder (other than a Controlling Claimholder pursuant to the First Lien Documents of the Series represented by the Applicable Agent) and (iii) no First Lien Claimholder (other than a Controlling Claimholder pursuant to the First Lien Documents of the Series represented by the Applicable Agent) shall or shall instruct any First Lien Agent to, and no Non-Controlling Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any other intercreditor agreement with respect to Shared Collateral), whether under any First Lien Collateral Document (other than the First Lien Collateral Documents of the Series represented by the Applicable Agent), applicable law or otherwise, it being agreed that only the Applicable Agent, acting in accordance with the First Lien Collateral Documents for the Series represented by it, shall be entitled to take any such actions or exercise any remedies with respect to such Shared Collateral at such time.

(b) Without limiting the provisions of Section 4.2, each First Lien Agent and each First Lien Claimholder hereby appoints the Applicable Agent as its agent and authorizes the Applicable Agent to exercise any and all remedies under each First Lien Collateral Document with respect to Shared Collateral and to execute releases in connection therewith.

(c) Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations granted on the Shared Collateral, the Applicable Agent may deal with the Shared Collateral as if such Applicable Agent had a senior and exclusive Lien on such Shared Collateral. No Non-Controlling Agent or Non-Controlling Claimholder will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Agent or the Controlling Claimholders or any other exercise by the Applicable Agent or the Controlling Claimholders of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Claimholder or First Lien Agent with respect to any Collateral not constituting Shared Collateral.

(d) Each of the First Lien Agents and the other First Lien Claimholders agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in all or any part of the Collateral or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any First Lien Agent to enforce this Agreement or (ii) the rights of any First Lien Claimholder to contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting First Lien Obligations.

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Section 2.3	No Interference; Payment Over; Exculpatory Provisions.

(a) Each First Lien Claimholder agrees that (i) it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Collateral Document or the validity, attachment, perfection or priority of any Lien under any First Lien Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Claimholder from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Applicable Agent, (iii) except as provided in Section 2.2, it shall have no right to and shall not otherwise (A) direct the Applicable Agent or any other First Lien Claimholder to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any other intercreditor agreement) or (B) consent to, or object to, the exercise by, or any forbearance from exercising by, the Applicable Agent or any other Controlling Claimholder of any right, remedy or power with respect to any Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Agent or any other Controlling Claimholder seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Agent or any other First Lien Claimholder to (i) enforce this Agreement or (ii) contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting First Lien Obligations.

(b) Each First Lien Claimholder hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any Shared Collateral, pursuant to any First Lien Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Claimholders having a security interest in such Shared Collateral and promptly transfer any such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Agent, to be distributed by such Applicable Agent in accordance with the provisions of Section 2.1(a) hereof; provided, however, that the foregoing shall not apply to any Shared Collateral purchased by any First Lien Claimholder for cash pursuant to any exercise of remedies permitted hereunder.

(c) None of the Applicable Agent or any other Controlling Claimholder shall be liable for any action taken or omitted to be taken by the Applicable Agent or any other Controlling Claimholder with respect to any Collateral in accordance with the provisions of this Agreement.

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Section 2.4	Automatic Release of Liens.

(a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other First Lien Agents for the benefit of each Series of First Lien Claimholders (or in favor of such other First Lien Claimholders if directly secured by such Liens) upon such Shared Collateral will automatically be released and discharged upon final conclusion of such transfer or disposition as and when, but only to the extent, such Liens of the Applicable Agent on such Shared Collateral are released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.1 hereof. If in connection with any such foreclosure or other exercise of remedies by the Applicable Agent, the Applicable Agent (or the Controlling Claimholders pursuant to the First Lien Documents of the Series represented by the Applicable Agent) releases any guarantor from its obligation under a guarantee of the Series of First Lien Obligations for which it serves as agent prior to a Discharge of such Series of First Lien Obligations, such guarantor also shall be released from its guarantee of all other First Lien Obligations, as applicable. If in connection with any such foreclosure or other exercise of remedies by the Applicable Agent, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Applicable Agent releases its Lien on the property or assets of such Person, then the Liens of each other First Lien Agent (or in favor of such other First Lien Claimholders if directly secured by such Liens) with respect to any Collateral consisting of the property or assets of such Person will be automatically released to the same extent as the Liens of the Applicable Agent are released, as applicable; provided that any proceeds of any such equity interests foreclosed upon where the Applicable Agent releases its Lien on the assets of such Person on which another Series of First Lien Obligations holds a Lien on any of the assets of such Person which Lien is released as provided in this sentence (regardless of whether or not such other Series of First Lien Obligations holds a Lien on such equity interests so disposed of) shall be applied pursuant to Section 2.1 hereof.

(b) Without limiting the rights of the Applicable Agent under Section 4.2, each First Lien Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Agent to evidence and confirm any release of Collateral or guarantee provided for in this Section.

Section 2.5	Certain Agreements with Respect to Insolvency or Liquidation Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other applicable Bankruptcy Law by or against any Grantor or any of its subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Claimholder (other than the Applicable Agent or any Controlling Claimholder) agrees that it will not raise any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Claimholders, each Non-Controlling Claimholder will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Claimholders (other than any Liens of any First Lien Claimholders constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Claimholders, each Non-Controlling Claimholder will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Claimholders of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Claimholders (other than any Liens of the First Lien Claimholders constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Claimholders of each Series are granted Liens on any additional collateral pledged to any First Lien Claimholders as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First Lien Claimholders as set forth in this Agreement (other than any Liens of any First Lien Claimholders constituting DIP Financing Liens), (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.1(a) of this Agreement, and (D) if any First Lien Claimholders are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.1(a) of this Agreement; provided that the First Lien Claimholders of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Claimholders of such Series or their First Lien Agent that shall not constitute Shared Collateral; provided, further, that any First Lien Claimholders receiving adequate protection shall not object to any other First Lien Claimholder receiving adequate protection comparable to any adequate protection granted to such First Lien Claimholders in connection with a DIP Financing or use of cash collateral.

(c) If any First Lien Claimholder is granted adequate protection (A) in the form of Liens on any additional collateral, then each other First Lien Claimholder shall be entitled to seek, and each First Lien Claimholder will consent and not object to, adequate protection in the form of Liens on such additional collateral with the same priority vis-à-vis the First Lien Claimholders as set forth in this Agreement, (B) in the form of a superpriority or other administrative claim, then each other First Lien Claimholder shall be entitled to seek, and each First Lien Claimholder will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or (C) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all First Lien Obligations pursuant to Section 2.1.

Section 2.6	Reinstatement.

In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash. This Section 2.6 shall survive termination of this Agreement.

Section 2.7	Insurance and Condemnation Awards.

As among the First Lien Claimholders, the Applicable Agent shall have the right, but not the obligation, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. To the extent any First Lien Agent or any other First Lien Claimholder receives proceeds of such insurance policy and such proceeds are not required to be returned to any Grantor under the applicable First Lien Documents, such proceeds shall be turned over to the Applicable Agent for application as provided in Section 2.1 hereof.

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Section 2.8	Refinancings.

The First Lien Obligations of any Series may, subject to Section 5.18, be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any First Lien Document) of any First Lien Claimholder of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the First Lien Agent of the holders of any such Refinancing Indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness. If such Refinancing Indebtedness is intended to constitute a replacement of the Initial First Lien Credit Agreement (as contemplated by the definition of “Discharge of Initial First Lien Obligations), the NPA Borrower shall so state in its Designation.

Section 2.9	Gratuitous Bailee/Agent for Perfection.

(a) The Applicable Agent shall be entitled to hold any Possessory Collateral constituting Shared Collateral. Notwithstanding the foregoing, if any First Lien Agent has any Shared Collateral in its possession or control (such Collateral being the “Pledged Collateral”), then such First Lien Agent will possess or control the Pledged Collateral as gratuitous bailee and/or gratuitous agent for perfection for the benefit of each other First Lien Agent as secured party, so as to satisfy the requirements of sections 8-106(d)(3), 8-301(a)(2), 9-104(a), 9-105A, 9-107A, 9-313(c) and 12-105 of the U.C.C. In this Section 2.9, “control” has the meaning given that term in sections 8-106, 9-104, 9-105A, 9-107A, 9-314 and 12-105 of the U.C.C.

(b) No First Lien Agent will have any obligation to any First Lien Claimholder to ensure that any Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.9. The duties or responsibilities of each First Lien Agent under this Section 2.9 will be limited solely to possessing or controlling the Pledged Collateral as gratuitous bailee and/or gratuitous agent for perfection in accordance with this Section 2.9 and delivering the Pledged Collateral to the Applicable Agent as provided in subsection (d) below.

(c) Each First Lien Claimholder hereby waives and releases each First Lien Agent from all claims and liabilities arising out of each First Lien Agent’s role under this Section 2.9 as gratuitous bailee and/or gratuitous agent with respect to the Pledged Collateral except for claims arising by reason of any such First Lien Agent’s gross negligence or willful misconduct.

(d) If at any time a First Lien Agent ceases to be the Applicable Agent, such outgoing Applicable Agent will deliver or transfer control of any Pledged Collateral in its possession or control, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty) to the new Applicable Agent and will take any other action reasonably requested by the new Applicable Agent (at the expense of Borrowers) in connection with the new Applicable Agent obtaining possession and/or control of the Pledged Collateral.

Section 2.10	Amendments to First Lien Collateral Documents.

(a) Without the prior written consent of each other First Lien Agent, each First Lien Agent agrees that no First Lien Collateral Document may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time or entered into to the extent such amendment, supplement, Refinancing or modification, or the terms of any new First Lien Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

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(b) In determining whether an amendment to any First Lien Collateral Document is permitted by this Section 2.10, each First Lien Agent may conclusively rely on an officer’s certificate of the applicable Borrower stating that such amendment is permitted by this Section 2.10.

Article III.

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever the Applicable Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other First Lien Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if a First Lien Agent shall fail or refuse reasonably promptly to provide the requested information, the Applicable Agent shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the applicable Borrower. The Applicable Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Claimholder or any other person as a result of such determination.

Article IV.

THE APPLICABLE AGENT

Section 4.1	Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Applicable Agent to any Non-Controlling Claimholder or give any Non-Controlling Claimholder the right to direct the Applicable Agent, except that the Applicable Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.1 hereof.

(b) In furtherance of the foregoing, each Non-Controlling Claimholder acknowledges and agrees that the Applicable Agent shall be entitled, for the benefit of the First Lien Claimholders, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Collateral Documents, as applicable, without regard to any rights to which the Non-Controlling Claimholders would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Claimholders. Without limiting the foregoing, each Non-Controlling Claimholder agrees that none of the Applicable Agent or any other Controlling Claimholder shall have any duty or obligation first to marshal or realize upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of such Collateral in any manner that would maximize the return to the Non-Controlling Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Claimholders from such realization, sale, disposition or liquidation. Each of the First Lien Claimholders waives any claim it may now or hereafter have against any First Lien Agent or any other First Lien Claimholder of any other Series arising out of (i) any actions which any such First Lien Agent or First Lien Claimholder represented by it take or omit to take (including actions with respect to the creation, perfection or continuation of Liens

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on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Collateral Documents or any other agreement related thereto or in connection with the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations; provided that nothing in this clause (i) shall be construed to prevent or impair the rights of any First Lien Agent or First Lien Claimholder to enforce this Agreement, (ii) any election by any First Lien Agent or any First Lien Claimholder, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.5, any borrowing, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by any Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each First Lien Agent representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

Section 4.2	Power-of-Attorney.

Each Non-Controlling Agent, for itself and on behalf of each other First Lien Claimholder of the Series for whom it is acting, hereby irrevocably appoints the Applicable Agent and any officer or agent of the Applicable Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Agent or First Lien Claimholder, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each First Lien Collateral Document with respect to Shared Collateral and the execution of releases in connection therewith.

Article V.

MISCELLANEOUS

Section 5.1	Conflicts.

If this Agreement conflicts with the First Lien Loan Documents, this Agreement will control.

Section 5.2	No Waivers; Remedies Cumulative; Integration.

A Party’s failure or delay in exercising a right under this Agreement will not waive the right, nor will a Party’s single or partial exercise of a right preclude it from any other or further exercise of that or any other right. The rights and remedies provided in this Agreement will be cumulative and not exclusive of other rights or remedies provided by law. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, oral or written, relating to its subject matter.

Section 5.3	Effectiveness; Severability; Termination.

This Agreement will become effective when executed and delivered by the Parties. Each First Lien Claimholder waives any right it may have under applicable law to revoke this Agreement or any provision thereunder or consent by it thereto. This Agreement will survive, and continue in full force and effect, in any Insolvency or Liquidation Proceeding. If a provision of this Agreement is prohibited or unenforceable in a jurisdiction, the prohibition or unenforceability will not invalidate the remaining provisions hereof or invalidate or render unenforceable that provision in any other jurisdiction. Subject to Section 2.6, this Agreement will terminate and be of no further force and effect, as to any Series of First Lien Claimholders, upon the Discharge of the First Lien Obligations of such Series.

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Section 5.4	Modifications Of This Agreement.

A modification or waiver of any provision of this Agreement will only be effective if in writing signed on behalf of each Party or its authorized agent, and a waiver will be a waiver only for the specific instance involved and will not impair the rights of the Parties making the waiver or the obligations of the other Parties to such Party in any other respect or at any other time. Notwithstanding the foregoing, neither NPA Borrower nor SPA Borrower will have a right to consent to or approve a modification of this Agreement except to the extent its rights are directly affected.

Section 5.5	Information Concerning Financial Condition of Borrowers and their Subsidiaries.

The First Lien Claimholders will each be responsible for keeping themselves informed of

(a)	the financial condition of the Grantors, and
(b)	all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations.

Neither the First Lien Agent nor any First Lien Claimholder of any Series will have any duty to advise any other Series of First Lien Claimholders of information known to it regarding any such condition or circumstances or otherwise.

If the First Lien Agent or any First Lien Claimholder of any Series provides any such information to a First Lien Claimholder of any other Series, such First Lien Agent or First Lien Claimholder will have no obligation to:

(a)	make, and it does not make, any express or implied representation or warranty, including as to accuracy, completeness, truthfulness, or validity,
(b)	provide additional information on that or any subsequent occasion,
(c)	undertake any investigation, or
(d)	disclose information that, pursuant to applicable law or accepted or reasonable commercial finance practices, it desires or is required to maintain as confidential.
Section 5.6	No Reliance.

Each First Lien Agent acknowledges that it and each other First Lien Claimholder represented by it has, independently and without reliance on any First Lien Claimholder of any other Series, and based on documents and information such First Lien Agent and each such First Lien Claimholder deemed appropriate, made its own credit analysis and decision to enter into the First Lien Loan Documents and this Agreement, and will continue to make its own credit decisions in taking or not taking any action under the First Lien Loan Documents of the applicable Series or this Agreement.

Section 5.7	No Warranties; Independent Action.

Except as otherwise expressly provided herein,

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(1)	no First Lien Claimholder of any Series has made any express or implied representation or warranty to any First Lien Claimholder of any other Series, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any First Lien Loan Document, the ownership of any Collateral, or the perfection or priority of any Liens thereon, and
(2)	each First Lien Claimholder may manage and supervise its loans and extensions of credit under the First Lien Loan Documents of the applicable Series in accordance with law and as it may otherwise, in its sole discretion, deem appropriate.

No First Lien Claimholder of any Series will have any duty to any First Lien Claimholder of any other Series, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Borrower or any other Grantor (including the First Lien Loan Documents), regardless of any knowledge thereof that it may have or be charged with.

Section 5.8	Applicable Law; Jurisdiction; Service.

This Agreement, and any claim or controversy relating to the subject matter hereof, will be governed by the law of the State of Delaware.

All judicial proceedings brought against a Party arising out of or relating hereto may be brought in any state or federal court of competent jurisdiction in the state, county, and city of New York. Each Party irrevocably

(a)	accepts generally and unconditionally the nonexclusive personal jurisdiction and venue of such courts,
(b)	waives any defense of forum nonconveniens, and
(c)	agrees that service of process in such proceeding may be made by registered or certified mail, return receipt requested, to the Party at its address provided in accordance with Section 5.10, “Notices,” and that such service will confer personal jurisdiction over the Party in such proceeding and otherwise constitutes effective and binding service in every respect.
Section 5.9	Waiver Of Jury Trial.

Each Party waives its right to jury trial of any claim or cause of action based upon or arising hereunder. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter hereof, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Party acknowledges that this waiver is a material inducement to enter into a business relationship, that it has already relied on this waiver in entering into this Agreement, and that it will continue to rely on this waiver in its related future dealings. Each Party further represents and warrants that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 5.9 and executed by each of the Parties), and will apply to any subsequent modification hereof. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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Section 5.10	Notices.

Any notice to a First Lien Claimholder of any Series under this Agreement must also be given to First Lien Agent of such Series. Unless otherwise expressly provided herein, notices and consents must be in writing and will be deemed to have been given (i) when delivered in person or by courier service and signed for against receipt thereof, (ii) upon receipt of facsimile, and (iii) three Business Days after deposit in the United States mail with first-class postage prepaid and properly addressed. For the purposes hereof, the address of each Party will be as set forth below the Party’s name on the signature pages hereto, or at such other address as the Party may designate by notice to the other Parties.

Section 5.11	Further Assurances.

Each First Lien Agent and each Borrower will each take such further action and will execute and deliver such additional documents and instruments (in recordable form, if requested) as any First Lien Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 5.12	Successors And Assigns.

This Agreement is binding upon and inures to the benefit of each First Lien Agent, each other First Lien Claimholder, and their respective successors and assigns. However, no provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Borrower, or other Grantor, including where such estate or creditor representative is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

If any First Lien Agent resigns or is replaced pursuant to the First Lien Credit Agreement of the Series for which it is acting, as applicable, its successor will be a party to this Agreement with all the rights, and subject to all the obligations, of this Agreement. Notwithstanding any other provision of this Agreement, this Agreement may not be assigned to any Person except as expressly contemplated herein.

Section5.13	Authorization.

By its signature hereto, each Person signing this Agreement on behalf of a Party represents and warrants to the other Parties that it is duly authorized to execute this Agreement.

Section 5.14	No Third-Party Beneficiaries.

No Person is a third-party beneficiary of this Agreement and no trustee in bankruptcy for, or bankruptcy estate of, or unsecured creditor of, any Grantor will have or acquire or be entitled to exercise any right of a First Lien Claimholder under this Agreement, whether upon an avoidance or equitable subordination of a Lien of First Lien Claimholder, or otherwise. None of any Borrower, any other Grantor, or any other creditor thereof has any rights hereunder, and no Borrower nor any other Grantor may rely on the terms hereof. Nothing in this Agreement impairs the Obligations of the Borrowers and the other Grantors to pay principal, interest, fees, and other amounts as provided in the First Lien Loan Documents. Except to the extent expressly provided in this Agreement, no Person will have a right to notice of a modification to, or action taken under, this Agreement or any First Lien Collateral Document (including the release or impairment of any Collateral) other than as a lender under the applicable First Lien Credit Agreement, and then only to the extent expressly provided in the applicable First Lien Loan Documents.

20

Section 5.15	No Indirect Actions.

Unless otherwise expressly stated, if a Party may not take an action under this Agreement, then it may not take that action indirectly, or assist or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the Party but is intended to have substantially the same effects as the prohibited action.

Section 5.16	Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronic facsimile or other electronic means will be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable, and each Party utilizing telecopy, electronic facsimile, or other electronic means for delivery will deliver a manually executed original counterpart to each other Party on request. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 5.17	Original Grantors; Additional Grantors.

Each Borrower and each other Grantor on the date of this Agreement will constitute the original Grantors party hereto. The original Grantors will cause each Subsidiary of any Borrower that becomes a Grantor after the date hereof to contemporaneously become a party hereto (as a Guarantor Subsidiary) by executing and delivering a joinder agreement (in form and substance satisfactory to the Applicable Agent) to each First Lien Agent. The Parties further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) will be subject to the provisions hereof as fully as if it constituted a Guarantor Subsidiary party hereto and had complied with the requirements of the immediately preceding sentence.

Section 5.18	Additional First Lien Obligations.

To the extent, but only to the extent, permitted (including as to priority) by the provisions of the First Lien Loan Documents, the Borrowers or other Grantors may incur (or issue and sell), secure and guarantee one or more series or classes of Indebtedness that the Borrowers designate as Additional First Lien Obligations or, as contemplated by the definition of “Discharge of Initial First Lien Obligations”, as replacement “Initial First Lien Obligations” (any such replacement Obligations, “Replacement Obligations” and the First Lien Agent in respect thereof, the “Replacement Agent”). Any such Series of Additional First Lien Obligations or Replacement Obligations may be secured by a first-priority, senior Lien on the Collateral that is secured on an equal and ratable basis with the Liens securing the then-existing First Lien Obligations, in each case under and pursuant to the First Lien Collateral Documents for such Series of Additional First Lien Obligations or Replacement Obligations, if and subject to the condition that the Additional First Lien Agent of any such Additional First Lien Obligations or the Replacement Agent of any such Replacement Obligations, as applicable, becomes a party to this Agreement by satisfying the conditions set forth below. In order for an Additional First Lien Agent or Replacement Agent to become a party to this Agreement,

21

(i) such Additional First Lien Agent or Replacement Agent shall have executed and delivered an instrument substantially in the form of Exhibit A (with such changes as may be reasonably approved by the Applicable Agent and such Additional First Lien Agent or Replacement Agent, as the case may be) pursuant to which such Additional First Lien Agent becomes a or Replacement Agent becomes a First Lien Agent hereunder and such Additional First Lien Debt and such Series of Additional First Lien Obligations or Replacement Obligations, as applicable, and the First Lien Claimholders of such Series become subject hereto and bound hereby;

(ii) the Borrowers shall have delivered to each First Lien Agent:

(a) true and complete copies of each of the First Lien Documents for such Series, certified as being true and correct by the Borrowers;

(b) a Designation substantially in the form of Exhibit B pursuant to which the Borrowers shall (A) identify the Indebtedness to be designated as Additional First Lien Obligations or Replacement Obligations, as applicable, and the initial aggregate principal amount or committed amount thereof, (B) specify the name and address of the First Lien Agent for such Series, (C) certify that such (x) Additional First Lien Obligations or Replacement Obligations, as applicable, are permitted by each First Lien Document and that the conditions set forth in this Section 5.18 are satisfied with respect thereto and (D) in the case of Replacement Obligations, expressly state that the Borrowers elect to designate such agreement as a replacement of the Initial First Lien Credit Agreement for purposes of this Agreement; and

(iii) the First Lien Documents relating to such Additional First Lien Obligations or Replacement Obligations, as applicable, shall provide, in a manner reasonably satisfactory to each First Lien Agent, that each First Lien Claimholder with respect to such Additional First Lien Obligations or Replacement Obligations, as applicable, will be subject to and bound by the provisions of this Agreement.

Upon the execution and delivery of a Joinder Agreement by an Additional First Lien Agent or Replacement Agent, in each case, in accordance with this Section 5.18, each other First Lien Agent shall acknowledge such receipt thereof by countersigning a copy thereof, subject to the terms of this Section 5.18 and returning the same to such Additional First Lien Agent or Replacement Agent, as applicable; provided that the failure of any First Lien Agent to so acknowledge or return shall not affect the status of such debt as Additional First Lien Obligations or Replacement Obligations, as applicable, if the other requirements of this Section 5.18 are complied with.

[Remainder of this page intentionally left blank]

22

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ACQUIOM AGENCY SERVICES LLC, as Initial First Lien Agent
By:
Name:
Title:
_________________
_________________
_________________
_________________

____________________ as the Prior Holder

By:
Name:
Title:

ACQUIOM AGENCY SERVICES LLC, as Initial Additional First Lien Agent
By:
Name:
Title:

[Signature Page to First Lien Pari Passu Intercreditor Agreement]

Acknowledged and agreed to by:

ZAPATA COMPUTING HOLDINGS INC.

By:
Name:
Title:

Address:	6 Liberty Square # 2488
Boston, MA 02109
Email: sumit.kapur@zapata.ai

ZAPATA COMPUTING, INC.

By:
Name:
Title:

Address:	6 Liberty Square # 2488
Boston, MA 02109
Email: sumit.kapur@zapata.ai

ZAPATA GOVERNMENT SERVICES, INC.

By:
Name:
Title:

Address:	6 Liberty Square # 2488
Boston, MA 02109
Email: sumit.kapur@zapata.ai

[Signature Page to First Lien Pari Passu Intercreditor Agreement]

Exhibit A
to First Lien Pari Passu Intercreditor Agreement

FORM OF JOINDER AGREEMENT

JOINDER NO. [] dated as of [], 20[ ] (the “Joinder Agreement”) to the FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of [  ], 2025, (the “Pari Passu Intercreditor Agreement”), among ACQUIOM AGENCY SERVICES LLC, as the Initial First Lien Agent, [__________], as the Initial Additional First Lien Agent, and the other First Lien Agents from time to time party thereto, and acknowledged and agreed to by Zapata Computing Holdings Inc., a Delaware corporation (“SPA Borrower”), Zapata Computing, Inc., a Delaware corporation and [wholly-owned] Subsidiary of SPA Borrower (“NPA Borrower” and together with the SPA Borrower, the “Borrowers”), and the other Grantors signatory thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. As a condition to the ability of the Borrowers to incur [Additional First Lien Obligations][Replacement Obligations] the [Additional First Lien Agent][Replacement Agent] in respect thereof is required to become a First Lien Agent and the First Lien Claimholders in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.1 of the Pari Passu Intercreditor Agreement provides that such [Additional First Lien Agent][Replacement Agent] may become a First Lien Agent and such Additional First Lien Claimholders may become subject to and bound by the Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the [Additional First Lien Agent][Replacement Agent] of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.1 of the Pari Passu Intercreditor Agreement. The undersigned [Additional First Lien Agent] [Replacement Agent] (the “New Agent”) is executing this Joinder Agreement in accordance with the requirements of the Pari Passu Intercreditor Agreement.

Accordingly, the New Agent agrees as follows:

SECTION 1.     In accordance with Section 5.18 of the Pari Passu Intercreditor Agreement, (i) the New Agent by its signature below becomes a First Lien Agent under, and the related First Lien Claimholders become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Agent had originally been named therein as a First Lien Agent, and hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as First Lien Agent and First Lien Claimholders, respectively.

SECTION 2.     The New Agent represents and warrants to each other First Lien Agent and the other First Lien Claimholders, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the First Lien Documents relating to such [Additional First Lien Obligations][Replacement Obligations] provide that, upon the New Agent’s entry into this Joinder Agreement, the First Lien Claimholders represented by it will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement.

Exhibit A - Page 1

SECTION 3.     This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each First Lien Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4.     Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5.     THIS JOINDER AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE U.C.C. RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 6.     Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pari Passu Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

SECTION 7.     All communications and notices hereunder shall be in writing and given as provided in Section 5.10 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to them at their respective addresses set forth below their signatures hereto.

SECTION 8.     Section 5.8 and Section 5.9 of the Pari Passu Intercreditor Agreement are hereby incorporated herein by reference.

[Remainder of this page intentionally left blank]

Exhibit A - Page 2

IN WITNESS WHEREOF, the New Agent has duly executed this Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AGENT], as [ ] for the holders of [ ],
By:
Name:
Title:
Address for notices:

attention of:
Telecopy:

Exhibit A - Page 3

Receipt acknowledged by:

[ ], as Initial First Lien Agent
By:
Name:
Title:
[ ], as Initial Additional Agent
By:
Name:
Title:

[OTHERS AS NEEDED]

Exhibit A - Page 4

Exhibit B
to First Lien Pari Passu Intercreditor Agreement

[FORM OF]
DEBT DESIGNATION

Reference is made to the First Lien Pari Passu Intercreditor Agreement dated as of ___________, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”) among ACQUIOM AGENCY SERVICES LLC, as the Initial First Lien Agent, [__________], as the Initial Additional First Lien Agent, and the other First Lien Agents from time to time party thereto, and acknowledged and agreed to by Zapata Computing Holdings Inc., a Delaware corporation (“SPA Borrower”), Zapata Computing, Inc., a Delaware corporation and [wholly-owned] Subsidiary of SPA Borrower (“NPA Borrower” and together with the SPA Borrower, the “Borrowers”), and the other Grantors signatory thereto. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Pari Passu Intercreditor Agreement. This Debt Designation is being executed and delivered in order to designate [Additional First Lien Debt][a replacement of the Initial First Lien Credit Agreement (as contemplated by the definition of “Discharge of Initial First Lien Obligations” set forth in the Pari Passu Intercreditor Agreement)] entitled to the benefit and subject to the terms of the Pari Passu Intercreditor Agreement.

The undersigned, the duly appointed [specify title] of the [Borrowers] hereby certifies on behalf of the [Borrowers] that:

(a)[insert name of the applicable Borrower or other Grantor] intends to incur Indebtedness in the initial aggregate [principal/committed amount] of [ ] pursuant to the following agreement: [describe credit agreement, indenture, other agreement giving rise to the applicable Additional First Lien Debt or replacement Initial First Lien Credit Agreement] (“New Agreement”) which will be [Additional First Lien Obligations][Replacement Obligations] under the Pari Passu Intercreditor Agreement;

(b)the name and address of the [Additional First Lien Representative] [Replacement Agent] for the New Agreement is:

Telephone:
Fax:

[and]

(c)such [Additional First Lien Debt][Replacement Obligations] is permitted by each First Lien Document and the conditions set forth in Section 5.18 of the Pari Passu Intercreditor Agreement are satisfied with respect to such [Additional First Lien Debt][Replacement Obligations] [insert for replacement Credit Agreements only: ; and

(d)the New Agreement is hereby designated as the “Initial First Lien Credit Agreement” for purposes of the Pari Passu Intercreditor Agreement].

Exhibit B - Page 1

IN WITNESS WHEREOF, the Borrowers have caused this Debt Designation to be duly executed by the undersigned officer as of ___________________, 20____.

ZAPATA COMPUTING HOLDINGS INC.

By:
Name:
Title:

ZAPATA COMPUTING, INC.

By:
Name:
Title:

Exhibit B - Page 2

Exhibit C
to First Lien Pari Passu Intercreditor Agreement

FORM OF GRANTOR JOINDER AGREEMENT

GRANTOR JOINDER AGREEMENT NO. [ ] “this “Grantor Joinder Agreement”) dated as of [      ], 20[  ] to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [      ], 2025 (the “Pari Passu Intercreditor Agreement”), among ACQUIOM AGENCY SERVICES LLC, as the Initial First Lien Agent, [__________], as the Initial Additional First Lien Agent, and the other First Lien Agents from time to time party thereto, and acknowledged and agreed to by Zapata Computing Holdings Inc., a Delaware corporation (“SPA Borrower”), Zapata Computing, Inc., a Delaware corporation and [wholly-owned] Subsidiary of SPA Borrower (“NPA Borrower” and together with the SPA Borrower, the “Borrowers”), and the other Grantors signatory thereto.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

The undersigned, [______________], a [________________], (the “New Grantor”) wishes to acknowledge and agree to the Pari Passu Intercreditor Agreement and become a party thereto to the limited extent contemplated by Section 5.17 thereof and to acquire and undertake the rights and obligations of a Grantor thereunder.

Accordingly, the New Grantor agrees as follows for the benefit of the First Lien Agents and the First Lien Claimholders:

Section 1. Accession to the Pari Passu Intercreditor Agreement. The New Grantor (a) acknowledges and agrees to, and becomes a party to the Pari Passu Intercreditor Agreement as a Grantor to the limited extent contemplated by Section 5.17 thereof, (b) agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Pari Passu Intercreditor Agreement. This Grantor Joinder Agreement supplements the Pari Passu Intercreditor Agreement and is being executed and delivered by the New Grantor pursuant to Section 5.17 of the Pari Passu Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the New Grantor. The New Grantor represents and warrants to each First Lien Agent and to the First Lien Claimholders that (a) it has full power and authority to enter into this Grantor Joinder Agreement, in its capacity as Grantor and (b) this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Grantor Joinder Agreement.

Section 3. Counterparts. This Grantor Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Grantor Joinder Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Grantor Joinder Agreement or such other document or instrument, as applicable.

Section 4. Section Headings. Section heading used in this Grantor Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.

Exhibit C - Page 1

Section 5. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Pari Passu Intercreditor Agreement subject to any limitations set forth in the Pari Passu Intercreditor Agreement with respect to the Grantors.

Section 6. Governing Law. THIS GRANTOR JOINDER AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS GRANTOR JOINDER AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE U.C.C. RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

Section 7. Severability. In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.10 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.10 of the Pari Passu Intercreditor Agreement.

Exhibit C - Page 2

IN WITNESS WHEREOF, the New Grantor has duly executed this Grantor Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[ ]
By
Name:
Title:

Address:

Exhibit C - Page 3